UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  June 9, 2009

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)               On April 21, 2009, the Board of Directors of KBW, Inc. (the “Company”), adopted, subject to the requisite stockholder approval, the KBW, Inc. 2009 Incentive Compensation Plan (the “Plan”).  At the annual meeting held on June 9, 2009, the Company’s stockholders approved the Plan.

In connection with the approval of the Plan, the Board of Directors has determined that no additional grants or awards will be made under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”).  The Plan authorizes the issuance of (i) 6,000,000 shares of Company common stock, plus (ii) 641,638 shares of Company common stock that were available under the 2006 Plan but had not been issued as of April 13, 2009.  In addition, up to 4,706,401 shares of Company common stock that were previously issued under the 2006 Plan and remain subject to outstanding but unvested awards as of April 13, 2009, to the extent that on or after such date any such awards under the 2006 Plan are forfeited or settled or terminate without a distribution of shares, or shares of Company common stock are used to pay required tax withholding for such an award under the 2006 Plan, may become available under the Plan.

The Plan is intended to promote the Company’s long-term success and increase stockholder value by attracting, motivating and retaining non-employee directors, officers, employees, advisors, consultants and independent contractors of the Company and its affiliates.  To achieve this purpose, the Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other stock-based awards to these eligible individuals.

The Plan will be administered by the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board of Directors to administer the Plan.  Such committee will have full discretionary authority in accordance with the Plan, to, among other things, determine the sizes and types of awards under the plan, determine the terms and conditions of awards, grant awards under the Plan to those individuals who are eligible to receive awards under the Plan and otherwise discharge its responsibilities and exercise its authority under the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
10.1	KBW, Inc. 2009 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 10, 2009

KBW, INC.

By:	/s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel